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                                                                   Exhibit 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Onsale, Inc. of our report dated February 8, 1999 appearing on page 32 of Onsale, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" in the prospectus which constitutes part of this Registration Statement.

PricewaterhouseCoopers LLP

San Jose California
September 17, 1999